                                MERGER AGREEMENT


     THIS MERGER AGREEMENT (the "Agreement") is made and entered into by and between International Environmental Management, Inc., a Nevada corporation (the "Corporation") and Harold Solomon, as sole shareholder of Broward Recycling, Inc. (the "Subscriber"), the Corporation and the Subscriber being collectively referred to as the "Parties".


                                   PREAMBLE:

     WHEREAS, the Subscriber owns all of the authorized issued and outstanding Common Stock of Broward Recycling, Inc., a corporation organized under the laws of Florida (the "Subsidiary"); and


     WHEREAS, the Subscriber desires to acquire 1,500,000 shares of the Corporation's 25,000,000 authorized common stock, par value $.001 (the "Stock"); and


     WHEREAS, the Subscriber desires to acquire the Stock, in consideration for their conveyance of all of their common stock in the Subsidiary, which stock constitutes all of the Subsidiary's authorized, issued and outstanding securities (the "Subsidiary Stock"), provided that such conveyance meets the tax free exchange requirements of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").


     NOW, THEREFORE, in consideration of the premises, as well as the mutual covenants hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:


                                  WITNESSETH:

                                  ARTICLE ONE
                               MERGER PROVISIONS


1.1  MERGER

     Subject to the hereinafter described conditions, the Corporation hereby agrees to exchange 1,500,000 shares of common stock, $.001 par value (the "Stock"), with the Subscriber for all of the common stock (667 authorized, issued and outstanding) of the Subsidiary.

1.2  CLOSING

     The exchange of the common stock of the "Corporation" for the Subsidiary Stock has taken place at the offices of Global Asset Management Group, Inc., a related party to the Corporation prior to July 1, 1999:

     (a) The Subscriber has tendered to the "Corporation" certificates representing all of the Subsidiary's authorized, issued and outstanding common stock, duly executed and in proper form for transfer to the Corporation, together with such executed consents, powers of attorney, stock powers and other items as shall be required to convey such stock to the Corporation, in compliance with all applicable laws; and

     (b) The Corporation shall tender to the Subscriber 100% of the total issued and outstanding shares of the Stock and such other items as shall be required to convey such stock to the Subscriber.



1.3  EXEMPTION FROM REGISTRATION

     (a) The Subscriber hereby represents, warrants, covenants and acknowledges that:

          (1) The Stock is being issued without registration under the provisions of Section 5 of the Securities Act of 1933, as amended (the "Act") pursuant to exemptions provided pursuant to Sections 3(b), 4(2) or 4(6) thereof;

          (2) All of the Stock will bear legends restricting its transfer to United States residents, or its transfer, sale, conveyance or hypothecation within the jurisdictional boundaries of the United States, unless such Stock is either registered under the provisions of Section 5 of the Act and under applicable State securities laws, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to the Corporation is provided certifying that such registration is not required as a result of applicable exemptions therefrom;

          (3) The Subscriber is acquiring the Stock for investment purposes only, and not with a view to further sale or distribution; and

          (4) The Subscriber and its advisors have examined all of the Corporation's books and records and have fully and completely questioned the Corporation's officers and directors as to all matters involving the Corporation.

     (b) The Corporation hereby represents, warrants, covenants and acknowledges that:

          (1) The Subsidiary Stock is being transferred without registration under the provisions of Section 5 of the Act pursuant to exemptions provided pursuant to Section 3(b), 4(2) or 4(6) thereof;

          (2) All of the Subsidiary Stock will bear legends restricting its transfer to United States residents, or its transfer, sale, conveyance or hypothecation within the jurisdictional boundaries of the United States, unless such Subsidiary Stock is either registered under the provisions of Section 5 of the Act and under applicable State securities laws, or an opinion of legal counsel is provided certifying that such registration is not required as a result of applicable exemptions therefrom;

          (3) The Corporation shall not transfer any of the Subsidiary Stock except in compliance with all applicable laws;

          (4) The Corporation is acquiring the Subsidiary Stock for investment purposes only and not with a view to further sale or distribution.


                                  ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES


2.1  THE CORPORATION

     The Corporation hereby represents and warrants to the Subscriber, as a material inducement to their entry into this Agreement, that:

     (a) The Corporation is, as of the date of this Agreement, a validly existing Corporation, organized pursuant to the laws of the State of Nevada, with all legal and corporate authority and power to conduct its business and to own its properties and that it possesses all necessary permits and licenses required in connection with the conduct of its business;

     (b) The conduct of the Corporation's business is in full compliance with all applicable Federal, state and local governmental statutes, rules, regulations, ordinances and decrees;

     (c) Pursuant to its Articles of Incorporation the Corporation is authorized to issue 25,000,000 Shares of Common Stock, $.001 par value. There are no other authorized or outstanding securities of any class or of any kind or character or, except as reflected in this Agreement, there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the Corporation to issue or sell any additional shares of the Corporation's capital stock or any options or rights with respect thereto, or any securities convertible into any shares of Stock of any class;

     (d) Upon issuance of the Stock, the Subscriber will become the owner of 1,500,000 of the Corporation's authorized, issued and outstanding Common Stock;

     (e) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Corporation; any indenture, other agreement or instrument to which the Corporation is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Corporation, its securities or its properties;

     (f) The Corporation is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of the Stock or to any agreement that affects the voting rights of any of the Stock, nor has the Corporation made any commitment of any kind relating to the issuance of shares of any of its Stock, whether by subscription, right of conversion, option or otherwise;

     (g) The Corporation is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discount for quantity or cash payment;

     (h) The Corporation has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed; all Federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; and the Corporation is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against the Corporation;

     (i) There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to the Corporation, which might result in a material adverse change in the future financial condition or operations of the Corporation other than as previously disclosed to the Subscriber or reflected in the Corporation's financial statements provided to the Subscriber;

     (j) The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (except for the consents described in Article Four hereof) require the consent, authority or approval of any other person or entity except such as have been obtained;

     (k) No transactions have been entered into either by or on behalf of the Corporation, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term performed the failure to perform any required acts) which would adversely affect the good will of the Corporation;

     (l) The entering into of this Agreement and the performance thereof has been duly and validly authorized by all required Corporate action and does not require any corporate consents other than such as have been unconditionally obtained;

     (m)  The Corporation does not have any subsidiaries.

     (n) The Minute Books of the Corporation contain true, correct and complete copies of the minutes of all meetings of its organizers, shareholders and Board of Directors from the date of its organization to the present.

2.2  THE SUBSCRIBER

     The Subscriber hereby represents and warrants to the Corporation, as a material inducement to the Corporation's entry into this Agreement, that, to the best of its knowledge after reasonable inquiry:

     (a) The Subsidiary owns or leases all of the assets described in the schedule of assets, a copy of which is annexed hereto and made a part hereof as exhibit A, and as of the date of this Agreement no events have occurred nor have any facts been discovered which materially alters the Subsidiary's assets;

     (b) The Subsidiary is, as of the date of this Agreement, a validly existing corporation, organized pursuant to the laws of the Florida and has all corporate authority and power to conduct its business and to own its properties and possesses all necessary permits and licenses required in connection with the conduct of its business;

     (c) The conduct of the Subsidiary's business is in full compliance with all applicable governmental statutes, rules, regulations, ordinances and decrees;

     (d) The Subsidiary has 1,000 shares of Common Stock authorized, of which 667 shares are currently issued and outstanding, there being no other outstanding securities of any class or of any kind or character of the Subsidiary and, except as reflected in this Agreement, there being no outstanding subscriptions, options, warrants or other agreements or commitments obligating the Subsidiary, to issue or sell any additional shares of the Subsidiary's Stock or any options or rights with respect thereto, or any securities convertible into any shares of Stock of any class;

     (e) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Subsidiary; any indenture, other agreement or instrument to which the Subsidiary is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Subsidiary, its securities or its properties;

     (f) The Subsidiary is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of its securities or to any agreement that affects the voting rights of any of its securities, nor has the Corporation made any commitment of any kind relating to the issuance of shares of any of its securities, whether by subscription, right of conversion, option or otherwise, except for the currently outstanding Redeemable Warrants;

     (g) The Subsidiary is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discount for quantity or cash payment;

     (h) The Subsidiary has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed; all income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; and the Subsidiary is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against the Subsidiary;

     (i) There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which might result in a material adverse change in the future financial condition or operations of the Subsidiary;

       (j) The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained;

      (k) No transactions have been entered into either by or on behalf of the Subsidiary, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term performed the failure to perform any required acts) which would adversely affect the goodwill of the Subsidiary;

      (l) The entering into of this Agreement and the performance thereof has been duly and validly authorized by all required corporate action and does not require any consents other than such as have been unconditionally obtained.

                                 ARTICLE THREE
                               SPECIAL CONDITIONS

3.1   EACH PARTY

      The obligations of each Party to this Agreement are subject to the condition precedent that the other Party's representations and warranties contained in this Agreement shall be true, correct and complete on and as of the date of Closing with the same effect as though such representations and warranties were made on and as of such date.

                                  ARTICLE FOUR
                                 MISCELLANEOUS

4.1   AMENDMENT

      No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evinced by a written instrument, subscribed by the Party against which such modification, waiver, amendment, discharge or change is sought.

4.2   NOTICE

      All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO THE CORPORATION:        International Environmental Management, Inc.
                           5801 Wiley Street
                           Hollywood, Florida  33023

TO THE SUBSCRIBER:         Broward Recycling, Inc.
                           5801 Wiley Street
                           Hollywood, Florida 33023

or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

4.3   MERGER

      This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4   SURVIVAL

      The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5   SEVERABILITY

      If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6   GOVERNING LAW AND VENUE

      This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in the City of Hollywood, Florida.

4.7   INDEMNIFICATION

      Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise. In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

4.8   LITIGATION

      In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trails and appeals, whether or not litigation is initiated.

4.9   BENEFIT OF AGREEMENT

      The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees.

4.10  CAPTIONS

      The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.11  NUMBER AND GENDER

      All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.12  FURTHER ASSURANCES

      The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.13  STATUS

      Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship, lessor-lessee relationship, or principal-agent relationship.


4.14  COUNTERPARTS

      This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the 1st day of July, 1999.


Signed, sealed and delivered
       In Our Presence:                         CORPORATION:
                                                INTERNATIONAL ENVIRONMENTAL
                                                MANAGEMENT, INC.

------------------------
                                         By:    /s/ HAROLD SOLOMON, PRESIDENT
                                                -----------------------------
                                                Harold Solomon, President
------------------------


                                                SUBSCRIBER:
------------------------
                                                /s/ HAROLD SOLOMON
                                                -------------------------------
                                                Harold Solomon, Sole Shareholder
------------------------                        of Broward Recycling, Inc.